EXHIBIT 5.4

                                LICENSE AGREEMENT

         This License Agreement (the "AGREEMENT"! is entered into by and between Telescan, Inc. ("Telescan") and MicroCap Financial Services.com, Inc. ("MFSI"! effective as of ____________________ , 1999 (the "EFFECTIVE DATE").

                                  RECITALS

         Telescan is in the business of providing online systems operations services comprised generally of loading, storing and retrieving investment data and making the stored data available through the system providing access to numerous computer networks known as the "Internet" to end users. MFSI is in the business of providing investment data to viewers and end users through two Internet sites. MFSI's UK-iNvest.com Internet site (the "UK-INVEST SITE") is based in the United Kingdom and provides investment data services to users in the United Kingdom and certain other European countries. MFSI's MicroCaplO00.com Internet site (the "MICROCAP SITE") is based in the United States and provides investment data on MicroCap companies to end users. MFSI is knowledgeable of Telescan's business and services and desires to obtain a license to receive and use Telescan's content and data services on a nonexclusive basis on the terms and conditions provided herein. Telescan and MFSI have this day also entered into a Services Agreement (the "SERVICES AGREEMENT") pursuant to which Telescan will provide certain system operation services. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Services Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Capitalized terms shall have the meaning ascribed to them elsewhere in this Agreement and as follows:

         1.1 "AFFILIATE" means, as to any person or entity, any person or entity controlled by, controlling or under common control with that person or entity.

         1.2 "CONTENT" means the MFSI Content and the Telescan Content, collectively.

         1.3 "LOOK AND FEEL" means the look and feel of the Service, including, without limitation, graphics, artwork, color schemes, layout, navigation, organization and HTML developed by Telescan specifically for MFSI to the extent protected by applicable copyright laws.

                        MicroCap 1000 License Agreement
                                  Page 1 of 20


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         1.4 "MFSI CONTENT" means the data, text and other content provided by
             MFSI for inclusion within the Service and made available through the Service as described on ATTACHMENT 1 and such other data, text and content as Telescan and MFSI may agree that MFSI will provide to the Service from time to time.

         1.5 "MFSI SITES" means, collectively, the UK-iNvest Site and the MicroCap Site.

         1.6 "OPTION COUNTRIES" means France, Germany and Italy.

         1.7 "TELESCAN CONTENT" means the data, text and other content provided by Telescan for inclusion within the Service and made available through the Service, all as more specifically described on ATTACHMENT 2. and such other data, text and content as Telescan and MFSI may agree that Telescan will provide to the Service from time to time and which shall automatically be deemed added to such ATTACHMENT 2.

         1.8 "USAGE TERMS AND CONDITIONS" means the form of agreement to be acknowledged by each visitor to either MFSI Site as a condition to its receipt of the Service in the standard form required by Telescan, as the same may be modified by Telescan from time to time.

         1.9 "WALL STREET CITY" means Telescan's Wall Street City Internet site, located at the universal resource locator www.wallstreetcity.com, or any successor thereto ("WSC").

        1.10 "WSC CONTENT" means the data, text and content made generally available at Wall Street City.

                                    ARTICLE 2
                                    LICENSES

         2.1 LICENSE TO TELESCAN. MFSI hereby grants to Telescan a worldwide, non- exclusive, non-transferable license to use the MFSI Content (as existing as of the Effective Date, and as expanded from time to time following the Effective
Date) solely in connection with the System for providing the Service in an online environment in accordance with the terms and conditions of this Agreement. Telescan will not use, nor permit its Affiliates to use the MFSI Content for any purpose other than that expressly authorized under this Agreement. The term of this license to Telescan shall expire upon any termination of this Agreement.

                         MicroCap 1000 License Agreement
                                  Page 2 of 20

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         2.2 LICENSE TO MFSI.

             (a) System License. Telescan hereby grants to MFSI a worldwide, nontransferable, non-exclusive license to receive the Data Services and Telescan Content through the System solely in connection with providing the Service on the MFSI Sites in accordance with the terms and conditions of this Agreement. MFSI will not use, nor permit its Affiliates to use, the Data Services, the System or the Telescan Content for any purpose other than that expressly authorized under this Agreement. The term of this license to MFSI shall expire upon any termination of this Agreement. This license does not relate to the licensing by Telescan of its software or other technology ("TELESCAN'S TECHNOLOGY") for use or access by MFSI or any third party other than as a right to access the Data Services through the System as part of the Service.

             (b) Telescan Content. Attached hereto as ATTACHMENT 2 is a list of the specific features to be included within the Service as Telescan Content as of the Effective Date. In accordance with the terms and conditions Telescan will also incorporate into the Service all updates, upgrades and revisions for such Telescan Content features which Telescan incorporates into the equivalent content comprising WSC Content which Telescan makes generally available at no additional charge to its other private label customers receiving the Telescan Content and features with such updates, upgrades and revisions automatically becoming subject to the terms and conditions of this Agreement and the Services Agreement.

                                    ARTICLE 3
                       NONREFUNDABLE LICENSE FEES; OPTION

         3.1 NONREFUNDABLE LICENSE FEES. In consideration of Telescan's execution of this Agreement and the licenses granted to MFSI hereunder, contemporaneously with the execution of this Agreement, MFSI shall pay Telescan the following non-refundable license fees (collectively, the "LICENSE FEES"):

             (a) Five Hundred Seventy-Eight Thousand Four Hundred Forty USDollars ($578,440) payable in 385,627 shares of common stock of MFSI for the license to use the System to receive the Telescan Content and Data Services on the MicroCap Site.

             (b) Five Hundred Forty-Six Thousand Five Hundred Sixty US Dollars ($546,560) payable in 364,373 shares of common stock of MFSI for the license to use the System to receive the Telescan Content and Data Services on the UK iNvest Site. A description for the calculation of the UK iNvest Site License Fee is attached hereto as ATTACHMENT 3.

The License Fees are an independent obligation of MFSI and are not dependent upon or otherwise related to the amount of revenue received by or services provided by either party under this Agreement. This obligation accrues upon the Effective Date.

                         MicroCap 1000 License Agreement
                                  Page 3 of 20

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         3.2 OPTION TO ADD COUNTRY SITES. Contemporaneously with the execution of this Agreement, MFSI shall pay Telescan a non-refundable option fee (the "OPTION FEE") of $25O,000 US Dollars payable in 133,333 shares of common stock of MFSI. In consideration of the Option Fee, Telescan hereby grants MFSI an option to obtain a license to use the System to receive the Telescan Content and the Data Services for use on up to three Internet Sites, each of which would cover one of the Option Countries and be the substantial equivalent of the UK iNvest Site for the United Kingdom for each respective Option Country. In order to exercise the option, MFSI must provide written notice to Telescan within twelve months after the Effective Date (the "OPTION PERIOD") of MFSI's decision to exercise its option as to one or more of the Option Countries. MFSI may exercise its option as each Option Country separately at different times provided that MFSI must provide notice to Telescan of exercise as to each applicable Option Country for which it elects to exercise its option prior to the expiration of the Option Period. As to each Option Country for which MFSI exercises its option, MFSI must pay to Telescan a separate License Fee, Services Fee, Incremental Costs and other fees and charges equal to the License Fee, Services Fees, Incremental Costs and other fees and charges applicable to the UK iNvest Site. In addition, the other terms and conditions of this Agreement and the Services Agreement shall apply to the Internet site for the Option Country to the same extent they apply to the UK iNvest Site, including the payment to Telescan of mutually agreed upon development effort charges to the extent more than minimal development time and effort is required of Telescan to implement the applicable Option Country services.. Within thirty (30) days after receipt by Telescan of a notice of exercise from MFSI as to any Option Country, the parties will enter into a written amendment to this Agreement and the Services Agreement confirming the terms and conditions of this Section 3.2 and setting forth the schedule for the preparation of the Design Specifications and Detailed Description of Work.

                                    ARTICLE 4
             INDEMNIFICATION; DISCLAIMERS; LIMITATIONS OF LIABILITY

         4.1 TELESCAN REPRESENTATIONS. Telescan represents and warrants that:
(i) Telescan has the right to enter into this Agreement and to furnish the Telescan Content and the Data Services and all other materials provided by Telescan hereunder in accordance with the terms and conditions of this Agreement and free of all liens, claims, or encumbrances and conflicts with any other obligation of Telescan and (ii) MFSI's use thereof does not infringe any Intellectual Property Right (defined below) of any third party provided that such representation or warranty shall not apply to the extent any of the foregoing are modified by anyone other than Telescan or any of the foregoing is used in ways not contemplated by this Agreement

         4.2 MFSI REPRESENTATIONS. MFSI represents and warrants that: (i) MFSI has the right to enter into this Agreement and to furnish the MFSI Content and all other materials provided by MFSI hereunder in accordance with the terms and conditions of this Agreement and free of all liens, claims, or encumbrances and conflicts with any other obligation of MFSI and (ii) the foregoing and Telescan's use thereof does not infringe any Intellectual Property Right of any third party provided that such representation or warranty shall not apply to the extent any of the foregoing are modified

                         MicroCap 1000 License Agreement
                                  Page 4 of 20

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by anyone other than MFSI or used in ways not contemplated by this Agreement.

         4.3 INDEMNIFICATION. MFSI shall indemnify Telescan from and against any and all claims, losses, damages or expenses proximately resulting from or relating to any claim or allegation that the MFSI Content or any other materials developed or designed by MFSI infringes the Intellectual Property Rights of any third party. Telescan shall indemnify MFSI from and against any and all claims, losses, damages or expenses proximately resulting from or relating to from any claim or allegation that the Telescan Content or any other materials developed or designed by Telescan or Telescan's use of thereof Services infringes the Intellectual Property Rights of any third party.

         4.4 DISCLAIMER EXCEPT AS EXPRESSLY PROVIDED HEREIN, TELESCAN MAKES NO WARRANTY OR REPRESENTATION TO MFSI OR TO ANY THIRD PARTY AS TO THE PERFORMANCE OR OPERATION OF THE SYSTEM, THE CONTENT, THE SERVICE, THE SYSTEM OPERATIONS SERVICES OR RELATED PRODUCTS OR SERVICES. ANY IMPLIED WARRANTIES (INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND GOOD AND WORKMANLIKE MANNER) ARE HEREBY EXCLUDED. BOTH PARTIES AGREE THAT TELESCAN'S LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IF ANY, FOR ANY DAMAGES RELATING TO ANY SUCH PRODUCT, SERVICE (OR THE MALFUNCTION THEREOF) OR THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF (AT TELESCAN'S SOLE DISCRETION) (a) THE ACTUAL AMOUNTS RECEIVED BY TELESCAN UNDER THIS AGREEMENT FOR SUCH PRODUCT OR SERVICE DURING THE THREE-MONTH PERIOD PRECEDING THE EVENT CAUSING SUCH DAMAGES, OR (b) THE COST OF REPAIR, AND WILL IN NO EVENT INCLUDE CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND INCLUDING LOSS OF PROFITS, EVEN IF TELESCAN HAS BEEN ADVISED OF THE LIKELIHOOD OF THE OCCURRENCE OF SUCH DAMAGES. IN NO EVENT SHALL TELESCAN BE LIABLE TO MFSI, USERS OF THE SERVICE OR ANY THIRD PARTY FOR ANY DAMAGES RESULTING FROM THE CONTENT OR NATURE OF THE INFORMATION AND DATA CONTAINED ON THE SYSTEM, OR THE RESULTS OF ANY SEARCH THEREFOR TELESCAN, AT ITS SOLE DISCRETION, MAY CAUSE TO BE PLACED ON THE SYSTEM ANY DISCLAIMERS OF WARRANTIES AND LIABILITIES IT DEEMS REASONABLE FOR ITS OR MFSI'S PROTECTION. THERE ARE NO THIRD PARTY BENEFICIARIES TO THIS AGREEMENT.

                         MicroCap 1000 License Agreement
                                  Page 5 of 20

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                                    ARTICLE 5
                        PROPRIETARY RIGHTS OF THE PARTIES

         5.1 CONFIDENTIAL INFORMATION. Except to the extent specifically exempted or authorized by the disclosing party in writing, each party expressly undertakes to retain in confidence and to require its employees and consultants to retain in confidence, all information and know-how transmitted to it by the other party which the other party has identified in writing as confidential or which by the nature of the circumstance surrounding the disclosure ought in good faith to require the information to be treated as confidential ("CONFIDENTIAL INFORMATION") and will make no use of such Confidential Information except under and in accord with the terms of this Agreement. Further, each party expressly represents that it will implement reasonable procedures to protect and maintain the confidential nature of the Confidential Information. Both parties also agree to maintain the confidentiality of the Confidential Information of any Customer Bank. The parties further agree that these confidentiality and use provisions shall not apply to any information that appears in issued patents or which is publicly available.

         5.2 TRADEMARK. Advertising and Press Releases. Neither party shall acquire a right to use, and shall not use without the other party's prior written consent as to each use, the names, characters, artwork, designs, tradenames, trademarks or service marks of the other party in any advertising, publicity, public announcement, press release or promotion and shall maintain all copyright, trademark, service mark or other proprietary notice on such party's products or services and otherwise comply with such party's reasonable quality control requirements. MFSI acknowledges that Telescan, as a publicly traded company, has certain restrictions and procedures which must be complied with when releasing to the public material information regarding Telescan and its business. Accordingly, Telescan's consent to any proposed public release of information relating to Telescan or this Agreement may be withheld by Telescan at its sole discretion or conditioned upon compliance with Telescan's procedures or restrictions. Subject to the foregoing, each party will provide a copy of any press releases and public announcements to the other party prior to their public release.

         5.3 OWNERSHIP OF TELESCAN PROPERTY.

             (a) MFSI acknowledges that Telescan owns all right, title and interest in and to all data, content, software and other technology, including, without limitation, source codes, object codes, operating instructions, writings, data, formulas, algorithms, models, drawings, photographs, and design concepts, and all other documentation developed for or relating to the Telescan Content, the Data Services, Telescan's Technology and other materials provided by Telescan, including any additions, and all other information of any kind, together with all modifications, revisions, changes, copies, partial copies, translations, compilations, and derivative works of any other foregoing which shall all constitute the "TELESCAN PROPERTY". Unless otherwise expressly provided for in this Agreement, MFSI shall not sell, transfer, publish, disclose, display, license or otherwise make available to others ably part of the Telescan Property or copies thereof. All Intellectual Property Rights and all other property rights

                         MicroCap 1000 License Agreement
                                  Page 6 of 20

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of any nature in the Telescan Property are, shall be' and shall remain in
Telescan. Telescan shall have all authorship rights in the Telescan Property. The Telescan Property is and shall remain the sole and exclusive property of Telescan, with Telescan having the right to obtain and to hold in its own name, patents, copyright registrations or trademark or service mark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. MFSI agrees, at Telescan's expense, to execute such further documents, and perform such other acts, as Telescan may deem necessary, useful or convenient to evidence or perfect the rights of Telescan defined and acknowledged in this SECTION 5.3.

             (b) "INTELLECTUAL PROPERTY RIGHTS" means, with respect to any data, device, or other asset of any kind, any object code or source code, all copyright, patent, trade secret, moral, termination, authorship and/or other proprietary rights relating to any such data, device, object code, source code or other asset including, without limitation, all rights necessary for the worldwide development, manufacture, modification, enhancement, sale, licensing, use, reproduction, publishing and display of such data, device, object code, source code or other asset.

             (c) Telescan acknowledges that MFSI owns all right, title and interest in and to the MFSI Content and the Look and Feel of the Service, including any additions, and all other information of any kind, together with all modifications, revisions, changes, copies, partial copies, translations, compilations, and derivative works of any other foregoing which shall all constitute the "MFSI PROPERTY". Unless otherwise expressly provided for in this Agreement, Telescan shall not sell, transfer, publish, disclose, display, license or otherwise make available to others any part of the MFSI Property or copies thereof. All Intellectual Property Rights and all other property rights of any nature in the MFSI Property are, shall be and shall remain in MFSI. MFSI shall have all authorship rights in the MFSI Property. The MFSI Property is and shall remain the sole and exclusive property of MFSI, with MFSI having the right to obtain and to hold in its own name, patents, copyright registrations or trademark or service mark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Telescan agrees, at MFSI's expense, to execute such further documents, and perform such other acts, as MFSI may deem necessary, useful or convenient to evidence or perfect the rights of MFSI defined and acknowledged in this
SECTION 5.3.

         5.4 RIGHT OF INJUNCTION. The parties acknowledge that a breach by either party of this Article 5 will give rise to irreparable injury to the other, inadequately compensable in damages. Accordingly, the parties hereby consent to the obtaining by the other party of injunctive relief against the breach or threatened breach of the undertakings of the parties contained in this
ARTICLE 5. The parties further agree that such an order so enjoining a party may be issued pending final determination thereof without the requirement to post bond. The obligation of the parties under this ARTICLE 5 shall survive the termination of this Agreement.


                         MicroCap 1000 License Agreement
                                  Page 7 of 20

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                                    ARTICLE 6
                                   TERMINATION

         6.1 TERMINATION. Either party may terminate this Agreement for the following reasons:

             (a) if the other party materially fails to perform or comply with this Agreement or any provision hereof or the Services Agreement;

             (b) if the other party fails to strictly comply with the provisions of Article 5 or makes an assignment in violation of SECTION 7.8;

Termination under this SECTION 6.1 shall be effective thirty (30) days after notice of termination to the defaulting party if the defaults have not been cured within such thirty (30) day period. The rights and remedies of the parties provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         7.1 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to create any franchise, joint venture, trust or commercial partnership or any other partnership relationship for any purpose whatsoever. MFSI occupies the status of an independent contractor and Telescan shall have no right to control the details of the MFSI's marketing activities.

         7.2 SURVIVAL OF CERTAIN REPRESENTATIONS, COVENANTS AND WARRANTIES. Any and all covenants, representations, or warranties made or given by any of the parties hereto under the terms hereof shall survive the execution of this Agreement and shall be binding upon and enforceable against the appropriate party or parties hereto for such period of time as specified by the applicable statute of limitations.

         7.3 NOTICES. Except as otherwise expressly provided herein, any notice request, consent, demand or other communication required or permitted to be given by this Agreement shall be in writing and shall be personally served or sent by telecopy (with a copy by prepaid registered or certified mail sent on that same day), commercial courier service or prepaid registered or certified mail. Any written notice delivered by telecopy shall be deemed to have been given on the day telecopied to the other party. Any written notice given by commercial courier service or registered or certified mail shall be deemed communicated as of actual receipt.

                         MicroCap 1000 License Agreement
                                  Page 8 of 20

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For purposes of this Agreement, the addresses of the parties, until notice of a change thereof, shall be as follows:

IF TO TELESCAN:                       WITH A COPY (NOT CONSTITUTING NOT:TCE) TO:
  Mr. Roger C. Wadsworth                Mr. David F. Taylor
  Telescan, Inc.                        Locke Liddell & Sapp LLP
  5959 Corporate Dr.                    3400 Chase Tower
  Suite 2000                            600 Travis Street
  Houston, TX 77036                     Houston, Texas 77002
  Telecopy No.: 281588-9843             Teleconv No: {713) 223-3717

IF TO MICROCAP:                      WITH A COPY (NOT CONSTITUTING NOTICE) TO.
  Mr. Stanley Hollander                Mr. Aaron A. Grunfeld
  Mr. Jay Matulich                     Resch, Polster, Alpert & Berger LLP
  MicroCap Financial Services.com, Inc.10390 Santa Monica Boulevard
  2425 Olympic Boulevard - Suite 660 E 4th Floor
  Santa Monica, California 90404       Los Angeles, California 90025
  Telecopy No.: (310) 828-7218         Telecopy No    (310) 552-3209

  Mr. Michael Jacobs
  MicroCap Financial Services.com, Inc.
  7280 West Palmetto Park Road
  Suite 200
  Boca Raton, FL 33433
  Telecopy No.: (561) 417-8054

         7.4 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to Texas' principles of conflicts of laws) and of the United States of America.

         7.5 MANDATORY MEDIATION.

             (a) Except as expressly provided in this SECTION 7.5, prior to the institution of any legal action by one party against the other arising out of or relating to any dispute between the parties over this Agreement and/or any breach thereof, such dispute shall be submitted to a disinterested mediator having substantial experience and recognized expertise in the field or fields of the matter(s) in dispute. A party shall initiate mediation proceedings by notifying the other party in writing that it is requiring that a dispute be mediated in accordance with this Agreement. The mediator shall be agreeable to both parties. In the absence of agreement, the American Arbitration Association will appoint a mediator. The mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association. The fee charged by the mediator shall be borne equally by the parties. If the mediation is initiated by Telescan, the mediation shall be conducted in Boca Raton, Florida. If the mediation is initiated by MFSI, the mediation shall be conducted in Houston, Texas. The fact that mediation is or may be allowed will not impair the exercise of any termination rights under this Agreement. Any mediation and the enforcement of any settlement entered into by the parties pursuant to such mediation shall be governed by and construed in accordance with the laws of the State of Texas (without regard to Texas' principles of conflicts of laws) and of the United States of America. All parties to the dispute and their counsel (or their duly authorized legal representative with decision-making authority)


                         MicroCap 1000 License Agreement
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shall attend the mediation and will remain throughout the mediation process until such time as the parties reach agreement or the mediator determines that further negotiation efforts will not be productive. Each party must be represented by a person with the authority to negotiate a binding settlement. In the event a party to this Agreement files a lawsuit prior to conclusion of mediation, the other party may take any and all legal or equitable action to compel mediation and dismissal of the lawsuit. In such event, the party seeking the mediation shall be entitled to its expenses and attorneys fees' associated with, or incurred as a result of, having to file the legal or equitable action to compel mediation or dismissal.

             (b) No provision of, nor the exercise of any rights under this
SECTION 7.5 shall limit the right of any party to obtain injunctive relief pursuant to Section 5.4 before, during, or after the pendency of any mediation, and any such action shall not be deemed an election of remedies. Such injunctive rights can be exercised at any time except to the extent such action is contrary to a final settlement entered into by the parties pursuant to a mediation proceeding. The institution and maintenance of an action for judicial injunctive relief shall not constitute a waiver of the right of any party, including without limitation the plaintiff, to submit any dispute to mediation nor render inapplicable the compulsory mediation provisions of this SECTION 7.5.

             (c) Any attorney-client privilege and other protection against disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any mediation proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this SECTION
7.5. Each party agrees to keep all disputes and mediation proceedings strictly confidential, except for disclosures of information to the parties' legal counsel or auditors or those required by applicable law. The parties agree to treat all mediation proceedings as settlement negotiations and agree that such settlement discussions shall be inadmissible in a court of law. The mediator shall be bound to maintain the confidentiality of all matters made known to the mediator, as well as notes or writings prepared by the mediator. The parties agree not to subpoena or otherwise require the mediator to testify or to produce records, notes or work product in any further proceedings. Only persons having a direct interest in the mediation are entitled to attend.

             (d) The parties agree to cooperate with each other and with the mediator in a good faith effort to negotiate a prompt a reasonable resolution of the dispute.

             (e) The mediator is to serve as an impartial third party in assisting the parties toward settlement of their dispute but may not compel or coerce the parties to enter into a settlement agreement. The mediator will not render any decision on the merits of the dispute.

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         7.6 ATTORNEYS' FEES. The prevailing party in any legal proceedings brought by the other party to enforce any provision of this Agreement shall be entitled to recover against the non-prevailing party the reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party, including all costs and expenses, and also including attorneys' fees of the prevailing party associated with, or incurred as a result of, the mediation of the dispute.

         7.7 SEVERABILITY. If any term, provision or part of this Agreement is to any extent held invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be impaired or affected thereby, and each term, provision and part shall continue in full force and effect, and shall be valid and enforceable to the fullest extent permitted by law.

         7.8 ASSIGNMENT. Neither party may assign any of its rights or duties under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign to a successor entity in the event of its dissolutions, acquisition, merger or other change in legal status. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

         7.9 WAIVER. The forbearance or failure of one of the parties hereto to insist upon strict compliance by the other with any provisions of this Agreement, whether continuing or not, shall not be construed as a waiver of any rights or privileges hereunder. No waiver of any right or privilege of a party arising from any default or failure hereunder shall affect such party's rights or privileges in the event of a further default or failure of performance.

         7.10 FORCE MAJEURE. Neither party hereto shall be liable to the other for failure to perform any of its obligations hereunder to the extent performance is prevented due to force majeure. For the purposes of this Agreement, "FORCE MAJEURE" shall mean causes that are beyond the reasonable control of the party claiming force majeure and that could not have been avoided or prevented by reasonable foresight, planning or implementation of the party claiming force majeure. Such causes shall include, but are not limited to, acts of God, war (declared or undeclared), insurrections, hostilities, strikes or lockouts (other than strikes by or lockouts of such party's employees, which strikes or lockouts shall be deemed not to be force majeure events), riots, fire, storm and interference or hindrance by any governmental authority.

         7.11 LIMITATIONS. No action, regardless of form, arising out of the transactions under this Agreement may be brought by one party against the other more than two (2) years after the facts creating the cause of action became known, or reasonably should have been known, to the party bringing the action.

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         7.12 COMPLIANCE WITH LAWS. Each party hereto agrees to comply with all federal, state and local laws, rules and regulations in effect in the United States of America, the United Kingdom and the OPTION COUNTRIES in respect of their activities contemplated by this Agreement, including without limitation
(i) the Bureau of Export Administration Regulations of the United States Department of Commerce ("BXA Regulations"), (ii) the antiboycott provisions of the BXA Regulations and of Section 999 of the United States Internal Revenue Code and any regulations promulgated thereunder, and (iii) the United States Foreign Corrupt Practices Act; provided, that each party shall comply with such laws, rules and regulations to the extent (1) such laws, rules and regulations are applicable to such party, or (2) such party's noncompliance would cause the other party hereto to be in violation of such laws, rules and regulations. Telescan makes no representation or warranty with respect to the ability of MFSI, under the laws of the United Kingdom, any Option Country or of the United States, to market or sell the Services in the United Kingdom or the Option Countries. MFSI shall be responsible for obtaining or making, and shall use its best efforts to obtain, any and all authorizations from any U.S. or foreign governmental authority that are required for it to perform its obligations under this Agreement, and if applicable, shall be responsible for filing or registering this Agreement with appropriate governmental authorities. MFSI shall provide proof of compliance with such required governmental authorizations to Telescan upon request. Telescan shall not be liable to MFSI if any required governmental authorization is delayed, denied, revoked, restricted or not renewed, or if MFSI is otherwise prohibited from marketing or selling the Services in any country. In addition, when this Agreement expires or is terminated pursuant to the terms of this Agreement, Telescan or its designee shall be exclusively entitled to any rights MFSI may have acquired in or as a result of governmental approvals, authorizations or permits relating to the sale or distribution of Telescan's products and services, and MFSI, upon Telescan's request, shall to the extent permitted by applicable law, promptly transfer to Telescan, or to any third party so identified by Telescan, all such rights, all without any compensation to MFSI.

         7.13 The following Attachments are hereby incorporated into and made a part of this Agreement:

                Attachment 1        - "MFSI Content"
                Attachment 2        - "Telescan Content"
                Attachment 3        - "UK-iNvest Site License Fee Calculation"

                         MicroCap 1000 License Agreement
                                  Page 12 of 20

         7.14 ENTIRE AGREEMENT. TOGETHER WITH THE STOCK EXCHANGE AGREEMENT, THE STOCK OPTION AGREEMENT AND THE SERVICES AGREEMENT, THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES HERETO IN RESPECT OF THE SUBJECT MATTER CONTAINED HEREIN AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE PARTIES AGREE THAT THERE IS NO ORAL OR OTHER AGREEMENT BETWEEN THE PARTIES WHICH HAS NOT BEEN INCORPORATED INTO THIS AGREEMENT AND THAT NO RELIANCE IS BEING MADE UPON SAME. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             AGREED AND ACCEPTED BY:

   Company:       Telescan, Inc.          Company:   MicroCap Financial
                                                        Services.com, Inc.
                  -------------------                --------------------------

 Signature:       /s/ Roger C. Wadsorth   Signature: /s/ Jay Matulich
                  -------------------                --------------------------

      Name:       Roger C. Wadsworth          Name:  Jay Matulich
                  -------------------                --------------------------

     Title:       Senior Vice President      Title:  SR. V.P.
                  ---------------------              --------------------------
      Date:       3/31/99                     Date:  3/31/99
                  ---------------------              --------------------------

                         MicroCaplOOO License Agreement
                                  Page 13 of 20

                ATTACHMENTS AND EXHIBITS TO THE LICENSE AGREEMENT
                                     BETWEEN
                                 TELESCAN, INC.
                                       AND
                      MICROCAP FINANCIAL SERVICES.COM, INC.

         The following Attachments have hereby incorporated into and made a part of this Agreement:

                Attachment 1         - "MFSI Content"
                Attachment 2         - "Telescan Content"
                Attachment 3         - "UK-iNvest Site License Fee Calculation"

                 MicroCap 1000 License Agreement

                                  ATTACHMENT 1
                                  MFSI CONTENT

                                 TO BE PROVIDED

         To be mutually agreed upon by the parties within five days after the Effective Date, accepted in writing (by their signatures below) and attached to this Agreement. Each party agrees not to unreasonably withold its approval of the MFSI Content.

                             AGREED AND ACCEPTED BY:

   Company:          Telescan, Inc.       Company:   MicroCap Financial
                                                     Services.com, Inc.
                     -------------------             --------------------------

 Signature:                               Signature:
                     -------------------             --------------------------

      Name:          Roger C. Wadsworth       Name:
                     -------------------             --------------------------

     Title:          Senior Vice President   Title:
                     ---------------------           --------------------------
      Date:                                   Date:
                     ---------------------           --------------------------

                         MicroCap 1000 License Agreement
                                  Page 15 of 20

                                  ATTACHMENT 2

                                Telescan Content

Telescan Content
-----------------------------------------------------------------------------------------------------
Corporate Snapshot - 20 year max, time period
-----------------------------------------------------------------------------------------------------
* Standard Graph                * Historial Quotes          * Stocks In Industry Grouop
* Company Snapshot              * Comtex News               * Zacks Earnings Estimates 1
* MarketGuide Company Profile   * Industry Group Analysis   * MarketGuide Quick Facts
* Financial Statements          * Listed Options            * MacroWorld Price Forecasts
-----------------------------------------------------------------------------------------------------
20 Year Graph - w/technical analysis
-----------------------------------------------------------------------------------------------------
* Commodity Channel Index       * Insider Trading           * Stochastics
* MACD                          * Momentum                  * Wilder RSI
* Moving Average                * Negative Volume Index
* On Balance Volume
-----------------------------------------------------------------------------------------------------
Comparison Graph - compare up to 20 years of
-----------------------------------------------------------------------------------------------------
Quotes - Get a current quote - 15 min. delay
-----------------------------------------------------------------------------------------------------
Quotes - Get a current quote - RTQ
-----------------------------------------------------------------------------------------------------
Market Snapshot - Up to theminute quotes on all
-----------------------------------------------------------------------------------------------------
Portfolio Quotes
-----------------------------------------------------------------------------------------------------
Symbol Lookup
-----------------------------------------------------------------------------------------------------
Industry Group Analysis
-----------------------------------------------------------------------------------------------------
Stocks In Industry Groups
-----------------------------------------------------------------------------------------------------
Industry Group Symbols
-----------------------------------------------------------------------------------------------------
General Best & Worst - Stocks
-----------------------------------------------------------------------------------------------------
* 6 Week High Relative Strength   * Largest % Galner          * Highest P/E
* 26 Week High Relative Strength  * Largest % Loser           * Lowest P/E
* 18 Week High Relative Strength  * Largest % Price Change
* Largest Volume/30 Day Average   * Most Active
-----------------------------------------------------------------------------------------------------
Listed Options
-----------------------------------------------------------------------------------------------------
Weekly Financial Events Due Out This Week
-----------------------------------------------------------------------------------------------------
Quick Search
-----------------------------------------------------------------------------------------------------
General Search
-----------------------------------------------------------------------------------------------------
Find Winning Mutual Funds
-----------------------------------------------------------------------------------------------------
* This Weeks Mutual Fund Recap      * Telecom Prospector         * Complete Indicate List
* What Indicative Are Working Best  * What Indicators Are Working Best
-----------------------------------------------------------------------------------------------------
Mutual Funds Search
-----------------------------------------------------------------------------------------------------
Best & Worst - Mutual Funds
-----------------------------------------------------------------------------------------------------
* Best Yield                          * 6 Month Best Relative Perf.    * 5 Year Best Relative Perf.
* 1 Week Best Relative Performance    * 6 Months Worst Relative Perf.  * 5 Year Worst Relative Perf.
* 1 Week Worst Relative Performance   * 1 Year Best Relative Perf.     * 10 Year Best Relative Perf.
* 6 Week Best Relative Perf.          * 1 Year Worst Relative Perf.    * 10 Year Worst Relative Perf.
* 6 Week Worst Relative Perf.         * 3 Year Worst Relative Perf.    * 15 Year Best Relative Perf.
                                      * 3 Year Best Relative Perf.     * 15 Year Worst Relative Perf.
-----------------------------------------------------------------------------------------------------

                        MicroCap 1000 License Agreement
                                 Page 16 of 20

ATTACHMENT 2 - CONTINUED -
-----------------------------------------------------------------------------------------------------
IPO Maven News
-----------------------------------------------------------------------------------------------------
* IPI Industry Selective News      * IPO Performance                   * IPO Research
* Market Summary                   * IPOs Latest Filings               * IPO Calendars
-----------------------------------------------------------------------------------------------------
Techniques
-----------------------------------------------------------------------------------------------------
* Relative Strengths as an         *Trading Band Theory                * Stochastics: A Crystal Ball
  Analytical Tool
* Wilder Relative Strength Index
-----------------------------------------------------------------------------------------------------
News Watch - Autoflag - monitor up to 5 days
-----------------------------------------------------------------------------------------------------
E-mail Price and News Alerts
-----------------------------------------------------------------------------------------------------
Full Story - Ticker Selectable - Comtex Company
-----------------------------------------------------------------------------------------------------
Current News Stories - Generic
-----------------------------------------------------------------------------------------------------
* Financial News                   * Commodity New                     * International News
* Market News
-----------------------------------------------------------------------------------------------------
Additional Market Commentaries - Major Markets
-----------------------------------------------------------------------------------------------------
Telescan Ranking Chart
-----------------------------------------------------------------------------------------------------
Scan My Portfolio
-----------------------------------------------------------------------------------------------------
Quarterly Earnings
-----------------------------------------------------------------------------------------------------
Quick Facts - Market Guide
-----------------------------------------------------------------------------------------------------
Technical Data
-----------------------------------------------------------------------------------------------------
Best & Worst Lists Using PS Indicators
-----------------------------------------------------------------------------------------------------
* Analyst Rankings                 * Insider Trading                  * High Low Price Range
* Basing Pattern Breakouts         * MACD                             * Quarterly Earnings
* Chalkin                          * Momentum                         * Value Momentum
* Price Range                      * Moving Averages                  * Fundamentals
* Dividends                        * Options                          * Macro World Projections
* Earnings                         * Price                            * Earnings Estimates
-----------------------------------------------------------------------------------------------------
Best & Worst Lists Using PS Indicators
-----------------------------------------------------------------------------------------------------
* Stochastics                      * Volume                           * Wilder
* Telescan Rankings
-----------------------------------------------------------------------------------------------------
Vickers Insider Trading
Keyword Searchable Databases - Comtex News
New Price Highs and Lows
-----------------------------------------------------------------------------------------------------
* Stocks Making New 52 Week High   * Stocks Making New 13 Week High   * Stocks Making New 4 Week Highs
* Stocks Making New 52 Week Lows   * Stocks Making New 13 Week Lows   * Stocks Making New 4 Week Lows
* Stocks Making New 26 Week Highs  * Stocks Making New 6 Week Highs
* Stocks Making New 26 Week Lows   * Stocks Making New 6 Week Lows
-----------------------------------------------------------------------------------------------------
Category Search Engines
-----------------------------------------------------------------------------------------------------
* Analyst Ranking Search           * Dividend Search                  * Volume Search
* Basing Pattern Breakout Search   * Earnings Search                  * Wilder RSI Search
* Chalkia Search                   * MACD Search                      * Value Momentum Search
* Daily Price Range Search         * Momentum Search                  * Moving Average Search
* High/Low Price Range Search      * Earnings Estimates (ESearch)     * Quarterly Earnings Search
* Fundamental Search               * Ranking Search                   * Macro World Search
* Industry Group Search            * Stochastic Search                * Price Growth Search
* Insider Trading Search
-----------------------------------------------------------------------------------------------------

                        MicroCap 1000 License Agreement

ATTACHMENT 2 - CONTINUED -
-----------------------------------------------------------------------------------------------------------------------------------
Favorite Analyst Stocks
-----------------------------------------------------------------------------------------------------------------------------------
Favorite Insiders Stocks
-----------------------------------------------------------------------------------------------------------------------------------
Favorite Institutional Stocks
-----------------------------------------------------------------------------------------------------------------------------------
Corporate Profile Report - Market Guide
-----------------------------------------------------------------------------------------------------------------------------------
Find Winning Stocks - A
-----------------------------------------------------------------------------------------------------------------------------------
* What Investment Styles Are Doing Best   * What Industry Groups Are Working Best
-----------------------------------------------------------------------------------------------------------------------------------
Find Winning Stocks - B
-----------------------------------------------------------------------------------------------------------------------------------
* What Searches Are Working Best          * Current Investment Outlook              * Performance Of Investment Style By Market Cap
* What Market Caps Are Doing Best         * Telescan Prospector                     * Performance By Time Period
* Searches, Stocks and Stuff              * Complete Search List
-----------------------------------------------------------------------------------------------------------------------------------
ProSearch - MicroCap 1000 Only
-----------------------------------------------------------------------------------------------------------------------------------
ProSearch - Full
-----------------------------------------------------------------------------------------------------------------------------------
Earnings Search
-----------------------------------------------------------------------------------------------------------------------------------
Options Search
-----------------------------------------------------------------------------------------------------------------------------------
Backtested Search Strategies - A
-----------------------------------------------------------------------------------------------------------------------------------
* Strongest Stocks in the Last 6 Weeks    * High Insider Buying                     * Undervalued Stocks
-----------------------------------------------------------------------------------------------------------------------------------
* Impressive Analyst Rank and Recent      * High Volume Strong Stocks with
  Short-term Strength                       Earnings Upgrades
-----------------------------------------------------------------------------------------------------------------------------------
* Stocks with Very Poor Buy, Hold, Sell   * Stocks with Great Earnings, Sales, and
  Mean Ratings                              Cash Flow Growth
-----------------------------------------------------------------------------------------------------------------------------------
Backtested Search Strategies - B
-----------------------------------------------------------------------------------------------------------------------------------
* Potential Intermediate Term Reversals   * Technical Breakouts                     * Undervalued by Low Price Book Ratio

* Potential Long Term Reversals           * Stocks with Attractive Composite Ranks  * Undervalued by Low Price/ Capital
                                                                                      Spending Ratio

* Highest 5 Week Price Projections        * High Earnings Velocity                  * Overvalued by High Price/Sales Ratio

* Undervalued by Price/ "X" Ratio         * Stocks with Surging Insider Trading     * Projected Growth Stocks With Reversal
                                                                                      Potential

* Highest 4 Month Price Projection        * High Short Interest Ratio               * Stocks that have Broken Out of a 5
                                                                                      Percent Basing Pattern

* Stocks with Strong Chalkia's Money      * Lowest Price Earnings Ratio             * Potential Reversals With High Earnings
  Flow                                                                                Growth 1

* Stocks with Strong Long-term Growth     * Weakest Stocks in the Last 3 Weeks      * Stocks trading off their 52-week Highs
  Rank                                                                                with Strong Momentum Rank

* Stocks with Strong Short-term Growth    * Weakest Stocks in the Last 6 Weeks      * Overvalued by High Price/Book Value
  Rank                                                                                Ratio

* Strong Stocks with Good Fundamentals    * Potential Reversals With High Earnings  * Stocks with 150 Day Moving Average
                                            Growth                                    Breakout

* Stocks Strong in Multiple Time Periods  * 30/15 Stockastics Weekly Breakout for   * Stocks with Excellent Free Cash
                                            High Cap Stocks                           Flow/Share

* Weak Stocks Which are Recently Strong   * Unattractive Fundamentals and           * Stocks with Excellent Free Cash
                                            Technical                                 Flow/Share and Good Earnings Growth

* Strong Stocks which are Recently Weak   * Highest Positive Revision in Projected  * Stocks with a High Number of
                                            Earnings                                  Consecutive Up Days and at 52-week

* Undervalued Growth Stock Strategy 1     * Weak Stocks that are showing signs of   * High Sales Growth and Return on Sales
                                            Recovery                                  with Strong Earnings Growth

* Undervalued Growth Stock Strategy 2     * Strong Groups that are showing signs of * Attractive Gross Margin Stocks with
                                            Weakening                                 Great Revenue and Earnings Growth

* Unattractive Fundamentals and           * High Sales Growth and Return on Sales   * Stocks with a High Number of
  Performance                                                                         Consecutive Down Days and at 52-Week

* Stocks Owned By The Fewest              * Stocks with Very Positive Sales/Cash    * Strong Short-term and Long-term
  Institutions                              Flow Ratios                               Growth plus Short-term Technical

* Lowest Projected Price Earnings Ratio   * Stocks with Excellent Cash Flow Growth  * Great Earnings Stability and Attractive
                                                                                      Value Ranks

* Small Cap with Weak Fundamentals        * Projected Earnings Low Compared to      * Extended Stocks with Weak Ranks and
                                            this Year                                 High P/E Ratios

                        MicroCap 1000 License Agreement
                                 Page 18 of 20

ATTACHMENT 2 - CONTINUED -
-----------------------------------------------------------------------------------------------------
Basing Pattern Breakouts
-----------------------------------------------------------------------------------------------------
* 3 Week Positive BP Breakout      * 3 Week Negative BP Breakout       * All Positive BP Breakouts

* 6 Week Positive BP Breakout      * 6 Week Negative BP Breakout       * All Negative BP Breakouts

* 13 Week Positive BP Breakout     * 13 Week Negative BP Breakout

* 26 Week Positive BP Breakout     * 26 Week Negative BP Breakout
-----------------------------------------------------------------------------------------------------
Technical Breakouts
-----------------------------------------------------------------------------------------------------
* Short Term Positive Breakouts    * Inter. Term Positive Breakouts    * Long Term Positive Breakouts

* Short Term Negative Breakouts    * Inter. Term Negative Breakouts    * Long Term Negative Breakouts
-----------------------------------------------------------------------------------------------------
ProSearch Criteria Report
-----------------------------------------------------------------------------------------------------
ProSearch Valuation Data Report
-----------------------------------------------------------------------------------------------------
Macro World Price Forecast
-----------------------------------------------------------------------------------------------------
J & J Mutual Fund Reports
-----------------------------------------------------------------------------------------------------
                        *** END OF TELESCAN CONTENT ***

                        MicroCap 1000 License Agreement
                                 Page 19 of 20

                                  ATTACHMENT 3

                     UK-iNvest Site License Fee Calculation

----------------------------------------------------------------------------------------
                                                      Standard       SLP Adjusted
UK-iNvest Site Annual License Fee Calculation           List     For Service Start Date
                                                        Price       And Multi Site
----------------------------------------------------------------------------------------
                                                       (SLP)           Discounts
----------------------------------------------------------------------------------------
Host System Software and Technology License:           $19,500
Base Internet Technology License:                      $17,500
Technical Charting License:                            $27,500
What's Working Now License:                            $27,500
ProSearch License:                                     $87,500
Host Site Technology Maintenance Fees:                $210,000
Base Telescan Technology Licenses - Sub-total:        $370,000             $256,560

eCast Technology License                              $100,000              $65,000

Telescan BOTS Technology License:                     $225,000             $225,000

Site Management Fees                                  $144,000             $139,300

North American Securities - Telescan Content Fees:    $960,000             $618,811

                        MicroCap 1000 License Agreement
                                 Page 20 of 20